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  EXHIBIT 21
                         Subsidiaries of the Registrant

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
                                                   Jurisdiction of             Percent of Common
Name of Subsidiary                                  Organization                 Stock Owned
------------------                                  ------------                 -----------
AMCORE Bank, N.A.                                  United States                     100%

AMCORE Investment Group, N.A.                      United States                     100%

AMCORE Consumer Finance Company, Inc.              Nevada                            100%

AMCORE Financial Life Insurance Company            Arizona                           100%

AMCORE Capital Trust I                             Delaware                          100%

Central States Title Company, Inc.                 Illinois                          100%

ARP Holdings, LLC                                  Delaware                          100%

AMCORE Mortgage, Inc.                              Nevada                            100%

AFI Nevada, Inc.                                   Nevada                            100%

Property Exchange Company                          Illinois                          100%

AMCORE Investment Services, Inc.                   Illinois                          100%

Investors Management Group, Ltd. - Rockford        Illinois                          100%

Investors Management Group, Ltd. - Des Moines      Iowa                              100%

AMCORE Capital Value, Inc.                         Iowa                              100%

AMCORE Real Properties, LLC                        Delaware                          100%
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